UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of January 28, 2008, by and between United Services Management Corporation, a Delaware corporation (the “Company”), and _______________________________ (the “Purchaser”).

WHEREAS, the Company is proposing to file a registration statement (the “Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “Initial Public Offering”) of 16,000,000 units (“Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one additional share of Common Stock for $7.50, subject to the terms and conditions set forth in the Registration Statement; and

WHEREAS, in order to capitalize the Company prior to the Initial Public Offering, the Company desires to issue and sell, and the Purchaser desires to purchase and acquire, certain Founders’ Units (as defined below) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Purchase and Sale of Founders’ Units. The Purchaser hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to the Purchaser, __________ units (the “Founders’ Units”) at a purchase price of approximately $.0054348 per Founders’ Unit for an aggregate purchase price of $_________. Each Founders’ Unit consists of one share of Common Stock (a “Founders’ Share”) and one warrant (a “Founders’ Warrant”) to purchase one additional share of Common Stock for $7.50 in accordance with the terms of the Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, which shall be substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”). The Founders’ Units, together with the Founders’ Shares and the Founders’ Warrants, are collectively referred to herein as the “Securities.”

2. Closing of Purchase and Sale. The closing of the purchase and sale of the Founders’ Units shall take place at the offices of the Company immediately following the execution of this Agreement. At the closing, the Company shall deliver to the Purchaser a certificate evidencing the Founders’ Units, registered in the Purchaser’s name, upon the payment of the aggregate purchase price therefor in immediately available funds by delivery of a cashiers check or by wire transfer to an account designated by the Company.

3. Forfeiture of Founders’ Units.

(a) If the underwriters with respect to the Initial Public Offering do not exercise the over-allotment option proposed to be granted to them by the Company, the Purchaser agrees to forfeit to the Company up to [_____] Founders’ Units necessary to ensure that the aggregate number of the Founders’ Shares underlying the outstanding Founders’ Units held by the Purchaser and the other founding stockholders (as defined in the Registration Statement) does not exceed 20% of the issued and outstanding Common

Stock of the Company upon consummation of the Initial Public Offering. Any such forfeiture shall occur pro rata among the Purchaser and the other founding stockholders. The Purchaser and any Permitted Transferee (as defined in Section 5) agree to take any and all action reasonably requested by the Company necessary to effect any adjustment pursuant to this paragraph (a). The Company will not make any cash payment to the Purchaser or other founding stockholders in respect of any such adjustment.

(b)  If the number of Units offered to the public in connection with the Initial Public Offering is increased or decreased, the Purchaser and any Permitted Transferee agree with the Company and the Company hereby agrees with the Purchaser and any Permitted Transferee that the Founders’ Units held by the Purchaser and any Permitted Transferee (including the Founders’ Units subject to forfeiture) will be adjusted pro rata in the same proportion as the increase or decrease of the Units offered to the public in order to ensure that the aggregate amount of Founders’ Shares included in the Founders’ Units held by the Purchaser and any Permitted Transferee does not fall below or exceed 20% of the issued and outstanding Common Stock of the Company upon consummation of the Initial Public Offering (including any shares of Common Stock issued pursuant to the underwriters’ over-allotment option). The Purchaser and any Permitted Transferee agree to take any and all action reasonably requested by the Company necessary to effect any adjustment pursuant to this paragraph (b); provided that the Company will not make or receive any cash payment to or from the Purchaser or the other founding stockholders in respect of any such adjustment.

4. Restrictive Legends. All certificates representing the Securities shall have endorsed thereon the following legends:

(a) “The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Securities Act and any applicable state securities laws or an opinion of counsel satisfactory to the Company that such registration statement is not required.”

(b) “Some of the securities represented by this Certificate may be subject to forfeiture pursuant to Section 3 of the Unit Subscription Agreement, dated as of January 28, 2008, between the Company and __________________________.”

(c) Any legend required pursuant to the terms of the Warrant Agreement.

(d) Any legend required by state securities or blue sky laws or regulations.

5. Transfer Restrictions. In addition to any other restrictions on transfer set forth in this Agreement, the Purchaser shall not sell or transfer the Founders’ Units, Founders’ Shares, Founders’ Warrants and the shares of Common Stock underlying the Founders’ Warrants for a period of 180 days from the date the Company completes its initial business combination except for (a) transfers to the Company’s officers and directors; (b) transfers to any of the Company’s initial stockholders (as defined in the Registration Statement) that held Founders’ Shares prior to the consummation of the Initial Public Offering; and (c) transfers to any affiliates of the

Company’s officers, directors and initial stockholders (each, a “Permitted Transferee”), who agrees in writing with the Company to be subject to such transfer restrictions.

6. Investment Representations. In connection with the purchase of the Securities, the Purchaser represents to the Company the following:

(a) The Purchaser is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to the Purchaser’s acquisition of the Securities. The Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities, and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. The Purchaser understands that there presently is no public market for the Securities and none is anticipated to develop in the foreseeable future. The Purchaser can afford a complete loss of its investment in the Securities. The Purchaser is purchasing the Securities for investment for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties and agreements of the Purchaser set forth herein to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities, including, but not limited to, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser understands and acknowledges that the purchase of shares of Common Stock upon the exercise of the Founders’ Warrants will require the availability of an exemption from registration under federal and/or state securities laws and that any sale of such shares shall require registration or the availability of an exemption from registration under federal and/or state securities laws.

(c) The Purchaser further acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser understands that the certificates evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless the Securities are registered or such registration is not required in the opinion of counsel for the Company.

(d) The Purchaser represents that the Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(e) The Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Purchaser of the Securities does not conflict with the organizational documents of the Purchaser (if the Purchaser is an entity) or with any material contract by which the Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property.

(f) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(g) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6. Company Representations and Warranties. In connection with the issuance and sale of the Securities, the Company represents to the Purchaser the following:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement, the Warrant Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The sale by the Company of the Securities does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

(b) The Founders’ Units, and the Founders’ Shares and the Founders’ Warrants underlying the Founders’ Units, have been duly authorized and, when issued, delivered and paid for in accordance with this Agreement, the Founders’ Shares underlying such Founders’ Units will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims. The shares of Common Stock issuable upon exercise of the Founders’ Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims.

(c) The execution and delivery by the Company of this Agreement and the Warrant Agreement and the sale and issuance of the Securities and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

(d) No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the Warrant Agreement, or the consummation by the Company of any other transactions contemplated hereby.

7. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

(b) Further Execution. The parties agree to take all such further action as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Securities that are the subject of this Agreement.

(c) Amendment. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

(e) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:	United Services Management Corporation 888 Seventh Avenue, 17th Floor New York, New York 10019 Attention: Chief Executive Officer
If to the Purchaser:	[ ]

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(h) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

UNITED SERVICES MANAGEMENT CORPORATION
By:
Name: Alan S. Bernikow
Title: Chief Financial Officer

PURCHASER:

[___________________________]
By:
Name:
Title: